UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2013

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	000-09881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (540) 984-4141

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 26, 2013, the Company issued a press release announcing an organizational realignment to better focus on its three lines of business and meet the needs of its customers. The Company has historically been organized functionally, but the new organization will primarily be organized around our Wireless, Cable and Wireline business. The responsibilities for three senior executives have changed as follows:

  Thomas A. Whitaker has been named Vice President - Cable, and has responsibility for cable marketing, sales, and operations. He previously held the position of Vice President - Operations.
  Edward H. McKay has been named Vice President – Wireline & Engineering, and has responsibility for wireline sales, marketing and operations while retaining the responsibilities he held as Vice President - Engineering & Planning.
  William L. Pirtle has been named Vice President – Wireless, and has responsibility for wireless marketing, sales, network operations, site acquisition, and tower leasing. He previously held the position of Vice President – Sales & Marketing.

A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated August 26, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company (Registrant)
August 26, 2013 (Date)	/s/ ADELE M. SKOLITS Adele M. Skolits Vice President - Finance and Chief Financial Officer (Duly Authorized Officer)